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                                                                    Exhibit11
                               NORDSON CORPORATION
                        CALCULATION OF EARNINGS PER SHARE
             (Dollars and shares in thousands except for per share amounts)

                        Third Quarter Ended            Three Quarters Ended
                   Aug. 3, 1997   Aug. 4, 1996     Aug. 3, 1997   Aug. 4,1996
                  --------------  -------------   --------------  ------------
PRIMARY:
Weighted average number
  of common shares
  outstanding during
  the period            17,227        17,903           17,379          17,931

Effect of Company
  stock plans based on
  the treasury stock
  method                   264           324              296             344
                        -------       -------         -------         -------
Total weighted average
  common shares and
  common share
  equivalents           17,491        18,227           17,675          18,275
                        =======       =======         =======         =======
Net income             $12,195       $11,869          $30,342         $34,879
                        =======       =======         =======         =======
Earnings per share     $   .70       $   .65          $  1.72         $  1.91
                        =======       =======         =======         =======

FULLY DILUTED:
Weighted average number
  of common shares
  outstanding during
  the period            17,227        17,903           17,379          17,931

Effect of Company
  stock plans based on
  the treasury stock
  method                   340           324              345             360
                       -------       -------          -------         -------
Total weighted average
  common shares and
  common share
  equivalents           17,567        18,227           17,724          18,291
                       =======       =======          =======         =======
Net income             $12,195       $11,869          $30,342         $34,879
                       =======       =======          =======         =======
Earnings per share     $   .69       $   .65          $  1.71         $  1.91
                       =======       =======          =======         =======
                                        14

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